EXHIBIT 3(i)

CERTIFICATE OF INCORPORATION

Exhibit 3(i) is the Certificate of Incorporation as amended through April 16, 1996, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant’s fiscal year ended November 30, 1996.